Exhibit 4.1

UNITHOLDER AGREEMENT

BY AND AMONG

DEVON ENERGY CORPORATION

DEVON GAS SERVICES, L.P.

SOUTHWESTERN GAS PIPELINE, INC.

CROSSTEX ENERGY GP, LLC

AND

CROSSTEX ENERGY, L.P.

dated as of March 7, 2014

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

1.1	Definitions	1

ARTICLE II
REGISTRATION RIGHTS

2.1	Registration	5
2.2	Piggyback Rights	7
2.3	Registration Procedures	8
2.4	Conditions to Offerings	11
2.5	Suspension Period	11
2.6	Registration Expenses	12
2.7	Indemnification; Contribution	13
2.8	Rule 144	15

ARTICLE III
TRANSFER RESTRICTIONS

3.1	Unrestricted Transfers	15

ARTICLE IV
GENERAL PROVISIONS

4.1	Notices	15
4.2	Expenses	16
4.3	Amendments; Waivers	16
4.4	Interpretation	17
4.5	Severability	17
4.6	Facsimiles; Counterparts	18
4.7	Entire Understanding; No Third-Party Beneficiaries	18
4.8	Governing Law	18
4.9	Assignment	19
4.10	Books and Records; Financial Information	19
4.11	Specific Performance	20
4.12	Termination	21

i

Schedules

Schedule I                                       — Accounting and Financial Information

Exhibits

Exhibit A                                             — Form of Joinder

ii

UNITHOLDER AGREEMENT

This UNITHOLDER AGREEMENT (this “Agreement”), dated as of March 7, 2014 (the “Effective Date”), is made and entered into by and among Devon Energy Corporation, a Delaware corporation (“Devon”), Devon Gas Corporation, a Delaware corporation (“Devon Gas”), Devon Gas Services, L.P., a Texas limited partnership (“Devon Gas Services”), Southwestern Gas Pipeline, Inc., a Texas corporation (“Southwestern Gas” and, together with Devon, Devon Gas and Devon Gas Services, the “Devon Parties”), and Crosstex Energy, L.P., a Delaware limited partnership (to be renamed EnLink Midstream Partners, LP on the date hereof) (the “Partnership”).

The Devon Parties, together with any other Person that becomes a unitholder under this Agreement pursuant to the terms hereof, are sometimes referred to individually in this Agreement as a “Unitholder” and are sometimes collectively referred to in this Agreement as the “Unitholders.” Each party to this Agreement is sometimes referred to individually in this Agreement as a “Party” and all of the parties to this Agreement are sometimes collectively referred to in this Agreement as the “Parties.”

R E C I T A L S

WHEREAS, the Partnership, Crosstex Energy Services, L.P. (to be renamed EnLink Midstream Operating, LP on the date hereof) and the Devon Parties are parties to that certain Contribution Agreement dated as of October 21, 2013 (the “Contribution Agreement”);

WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the parties thereto to consummate the transactions contemplated by the Contribution Agreement; and

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Devon Parties pursuant to the Contribution Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.1                               Definitions.  As used in and for purposes of this Agreement, the following terms have the following meanings:

“Affiliate” means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.  A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreed Securities Exchange” means the New York Stock Exchange.

“Agreement” means this Agreement, as amended from time to time.

“beneficial owner” and words of similar import have the meaning assigned to such terms in Rule 13d-3 promulgated under the Exchange Act as in effect on the Effective Date.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of Dallas in the United States of America.

“Class B Units” means the class B common units representing limited partnership interests of the Partnership having the terms set forth in Amendment No. 6 to the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended as of the Effective Date.

“Common Units” means the common units representing limited partnership interests of the Partnership having the terms set forth in the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time.

“Contribution Agreement” has the meaning set forth in the recitals to this Agreement.

“Devon” has the meaning set forth in the preamble to this Agreement.

“Devon Gas Services” has the meaning set forth in the preamble to this Agreement.

“Devon Parties” has the meaning set forth in the preamble to this Agreement.

“Devon Unitholder” means any Unitholder that is either (i) Devon or (ii) an Affiliate of Devon.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Effectiveness Period” has the meaning set forth in Section 2.1(a).

“Equity Interests” means any type of equity ownership in the Partnership, or right to acquire any equity ownership in the Partnership, including Common Units or other units or a similar security, or any other interest entitling the holder thereof to participate in distributions or otherwise granting any other economic, voting or other rights, obligations, benefits or interests in, or attaching to, such interests.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“General Partner” has the meaning set forth in the preamble to this Agreement.

“Governmental Entity” means any (i) nation, region, state, province, county, city, town, village, district or other jurisdiction, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental body of any nature (including any governmental agency, branch, department, court or tribunal, or other entities), (iv) multinational organization or body or (v) body entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Included Registrable Securities” has the meaning set forth in Section 2.2(a).

“Indemnifying Party” has the meaning set forth in Section 2.7(c).

“Information” has the meaning set forth in Section 4.10(d).

“Law” means any law, statute, code, ordinance, order, rule, rule of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license or authorization of any Governmental Entity.

“Losses” means any and all losses, claims, damages, liabilities, obligations, costs and expenses (including, without limitation, as a result of any notices, actions, suits, proceedings, claims, demands, assessments, judgments, awards, costs, penalties, taxes and reasonable out-of-pocket expenses, including reasonable attorneys’ fees).

“Offering Expenses” has the meaning set forth in Section 2.6.

“Opt-Out Notice” has the meaning set forth in Section 2.2(a).

“Participating Unitholder Indemnified Persons” has the meaning set forth in Section 2.7(a).

“Participating Unitholders” has the meaning set forth in Section 2.1(b).

“Partnership” has the meaning set forth in the preamble to this Agreement.

“Party” has the meaning set forth in the preamble to this Agreement.

“Person” means any natural person, group (including a “group” under Section 13(d) of the Exchange Act), corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Entity.

“Prospectus” means the prospectus (including any preliminary prospectus and any final prospectus) included in any Registration Statement, as amended or supplemented by any free writing prospectus, whether or not required to be filed with the SEC, prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, and all material incorporated by reference in such prospectus.

“Registrable Securities” means all Common Units received by the Devon Parties pursuant to the Contribution Agreement, including the Common Units that will be issued to the Unitholders upon the conversion of the Class B Units received by the Devon Parties pursuant to the Contribution Agreement, that are beneficially owned by Unitholders, and any Equity Interests issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Common Units or Class B Units; provided, however, that a Registrable Security shall cease to be a Registrable Security when (a) such Registrable Security has been sold pursuant to an effective Registration Statement under the Securities Act, (b) such Registrable Security has been sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144, (c) such Registrable Security shall have ceased to be outstanding or (d) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Statement” means any registration statement of the Partnership that covers Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representative” means, with respect to any Person, such Person’s, or such Person’s Subsidiaries’, directors, officers, employees, accountants, investment bankers, commercial bank lenders, attorneys and other advisors or representatives (including the employees or attorneys of such accountants, investment bankers or attorneys).

“Rule 144” means Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” has the meaning set forth in Section 2.7(b).

“Southwestern Gas” has the meaning set forth in the preamble to this Agreement.

“Suspension Period” has the meaning set forth in Section 2.5(a).

“Underwriter” means, with respect to any underwritten offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities.

“Underwritten Offering Request” has the meaning set forth in Section 2.1(b).

“Unitholders” has the meaning set forth in the preamble to this Agreement.

“Voting Interests” of any Person as of any date means the Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of such Person (regardless of whether, at the time, Equity Interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

ARTICLE II
REGISTRATION RIGHTS

2.1                               Registration.

(a)                                 As soon as reasonably practicable following the written request of any Devon Party, but in any event prior to the date that is 90 days after such written request, the Partnership shall prepare and file a Registration Statement under the Securities Act to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 of the Securities Act with respect to all of the Registrable Securities specified by such Devon Parties. The Registration Statement filed pursuant to this Section 2.1(a) shall be on such appropriate registration form of the SEC as shall be selected by the Partnership so long as it permits the public resale of the Registrable Securities from time to time pursuant to Rule 415 of the Securities Act or such other similar rule as is then applicable.  The Partnership shall use its reasonable best efforts to cause each Registration Statement filed pursuant to this Section 2.1(a) to be effective, supplemented, amended or replaced to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Unitholders until the earliest of (i) all Registrable Securities covered by the Registration Statement have been distributed in the manner set forth and as contemplated in such Registration Statement and (ii) there are no longer any Registrable Securities outstanding (the “Effectiveness Period”).

(b)                                 In the event that a Unitholder (together with any Affiliates that are Unitholders) elects to dispose of Registrable Securities pursuant to an underwritten offering of Registrable Securities (the “Participating Unitholders”), the Partnership will, at the request of the Participating Unitholders (an “Underwritten Offering Request”), use its reasonable best efforts to file a prospectus supplement that shall be deemed to be part of a Registration Statement filed pursuant to Section 2.1(a) that is useable for a resale of Registrable Securities by the Participating Unitholders conducted pursuant to an underwritten offering; provided, however, that in no event shall the Partnership be required to file a prospectus supplement or Registration Statement (as applicable) or otherwise participate in more than two (2) underwritten offerings during any twelve-month period; provided, that if the Partnership determines in good faith that effecting an underwritten offering on behalf of the Unitholders would have an adverse effect on the price, timing or distribution of a primary offering of Common Units by the Partnership, then the Partnership shall be entitled, not more than once in any 360-day period, to postpone any such underwritten offering for a reasonable period of time not to exceed 30 consecutive days. The Underwritten Offering Request will specify the aggregate value of the Registrable Securities proposed by the Participating Unitholders to be included in such underwritten offering (calculated based on the volume-weighted average trading price of the Common Units for the 20 Business Days prior to the date of the Underwritten Offering Request), which aggregate value may not be less than $50 million. Participating Unitholders may change the number of Registrable Securities proposed to be offered in any underwritten offering at any time prior to commencement of such offering unless the Partnership has been advised by the managing Underwriter or Underwriters for such underwritten offering that such change will have an adverse effect on the price, timing or distribution of the Common Units in the underwritten offering. Participating Unitholders will be permitted to rescind an Underwritten Offering Request at any time prior to the public announcement of the underwritten offering; provided, that (i) the Participating Unitholders reimburse the Partnership for all reasonable, out-of-pocket expenses incurred by the Partnership in connection with such underwritten offering and (ii) the Unitholders will not be entitled to submit an Underwritten Offering Request during the two months following the date of the rescission.

(c)                                  The Partnership will use its reasonable best efforts to cause the Registration Statement filed pursuant to Section 2.1(a) to be declared effective as promptly as practicable and no later than 180 days following the date of written request set forth in Section 2.1(a). The Partnership further agrees to use its reasonable best efforts to supplement or make amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period, including (A) to respond to the comments of the SEC, if any, (B) as may be required by the registration form utilized by the Partnership for such Registration Statement or by the instructions to such registration form, (C) as may be required by the Securities Act, or (D) as may be reasonably requested in writing by the Participating Unitholders or any Underwriter and reasonably acceptable to the Partnership. The Partnership agrees to furnish to the Participating Unitholders copies of any such supplement or amendment no later than the time it is first being used or filed with the SEC. A Registration Statement when it becomes or is declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).  As soon as practicable following the effective date of a Registration Statement, but in any event within three (3) Business Days of such date, the Partnership shall notify the Unitholders of the effectiveness of such Registration Statement.

(d)                                 Subject to the following sentence, the Partnership may include in any underwritten offering any securities for its own account or for the account of holders of Common Units (other than Unitholders). Notwithstanding anything to the contrary contained herein, if the lead Underwriters of an underwritten offering advise the Partnership that, in their reasonable opinion the number of Equity Interests (including any Registrable Securities) that the Partnership, the Participating Unitholders and any other Persons intend to include in any underwritten offering is such that the success of any such offering would be materially and adversely affected, including with respect to the price at which the securities can be sold, then the number of Common Units or other Equity Interests to be included in the Registration Statement for the account of the Partnership, the Participating Unitholders and any other Persons will be reduced to the extent necessary to reduce the total number of securities to be included in any such underwritten offering to the number recommended by such lead Underwriter; provided, however, that such reduction shall be made: (i) first, to remove or reduce any Common Units or other Equity Interests proposed to be offered by the Partnership for its own account and (ii) second, to remove or reduce pro rata among the Participating Unitholders and any other holders of Common Units or other Equity Interests requested to be registered or disposed of, as applicable, so that the total number of Equity Interests to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead Underwriter.

2.2                               Piggyback Rights.

(a)                                 Participation.  So long as a Unitholder has Registrable Securities, if at any time the Partnership proposes to file (i) a registration statement and such Unitholder has not previously included its Registrable Securities in a Registration Statement contemplated by Section 2.1(a) of this Agreement that is currently effective, or (ii) a prospectus supplement to an effective registration statement, so long as the Registrable Securities are included in the underlying shelf Registration Statement or are included on an effective Registration Statement, or in any case in which Unitholders may participate in such offering without the filing of a post-effective amendment, in each case, for the sale of Common Units in an underwritten offering for its own account and/or another Person, other than (a) a registration relating solely to employee benefit plans, (b) a registration relating solely to a Rule 145 transaction, or (c) a registration statement on any registration form which does not permit secondary sales, then as soon as reasonably practicable following the engagement of counsel by the Partnership to prepare the documents to be used in connection with an underwritten offering, the Partnership shall give notice (which may be limited to notification by electronic mail) of such proposed underwritten offering to each Unitholder (together with its Affiliates) holding at least $15 million of the then-outstanding Registrable Securities (calculated based on the volume-weighted average trading price of the Common Units for the 20 Business Days prior to the date of such notice) and such notice shall offer such Unitholders the opportunity to include in such underwritten offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Unitholder may request in writing; provided, however, that (A) the Partnership shall not be required to provide such opportunity unless the Unitholders propose to offer, in the aggregate, at least $50 million of Registrable Securities (calculated based on the volume-weighted average trading price of the Common Units for the 20 Business Days prior to the date of such notice), and (B) if the Partnership has been advised by the managing Underwriter or Underwriters for such underwritten offering that the inclusion of Registrable Securities for sale for the benefit of the Unitholders will have an adverse effect on the price, timing or distribution of the Common Units in the underwritten offering, then (1) if no Registrable Securities can be included in the underwritten offering in the opinion of the managing Underwriter or Underwriters, the Partnership shall not be required to offer such opportunity to the Unitholders or (2) if any Registrable Securities can be included in the underwritten offering in the opinion of the managing Underwriter or Underwriters, then the amount of Registrable Securities to be offered for the accounts of Unitholders shall be determined in accordance with the provisions of Section 2.1(d)(ii).  Any notice required to be provided in this Section 2.2(a) to Unitholders shall be provided on a Business Day pursuant to Section 4.1 hereof and receipt of such notice shall be confirmed by the Unitholder.  Each such Unitholder shall then have two (2) Business Days (or one (1) Business Day in connection with any overnight or bought underwritten offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the underwritten offering.  If no written request for inclusion from a Unitholder is received within the specified time, each such Unitholder shall have no further right to participate in such underwritten offering.  If, at any time after giving written notice of its intention to undertake an underwritten offering and prior to the closing of such underwritten offering, the Partnership shall determine for any reason not to undertake or to delay such underwritten offering, the Partnership may, at its election, give written notice of such determination to the Unitholders and, (x) in the case of a determination not to undertake such underwritten offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated underwritten offering, and (y) in the case of a determination to delay such underwritten offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the underwritten offering.  Any Unitholder shall have the right to withdraw such Unitholder’s request for inclusion of such Unitholder’s Registrable Securities in such underwritten offering by giving written notice to the Partnership of such withdrawal at or prior to the time of pricing of such underwritten offering.  Any Unitholder participating in an Underwriting Offering pursuant to this Section 2.2 shall be a “Participating Unitholder” for the purposes of this Agreement. Any Unitholder may deliver written notice (an “Opt-Out Notice”) to the Partnership requesting that such Unitholder not receive notice from the Partnership of any proposed underwritten offering; provided, however, that such Unitholder may later revoke any such Opt-Out Notice in writing.  Following receipt of an Opt-Out Notice from a Unitholder (unless subsequently revoked), the Partnership shall not be required to deliver any notice to such Unitholder pursuant to this Section 2.2(a) and such Unitholder shall no longer be entitled to participate in underwritten offerings by the Partnership pursuant to this Section 2.2.

2.3          Registration Procedures.  Subject to the provisions of Section 2.1 and 2.2, in connection with the registration of the sale of Registrable Securities in an underwritten offering pursuant to this Agreement, the Partnership will as promptly as reasonably practicable:

(a)           furnish to each Participating Unitholder participating in an underwritten offering without charge, prior to the filing of a Registration Statement, copies of such Registration Statement as it is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto, including each preliminary prospectus), copies of any and all transmittal letters or other correspondence with the SEC relating to such Registration Statement and such other documents in such quantities as such Participating Unitholder may reasonably request from time to time in order to facilitate the disposition of such Registrable Securities, and give each Participating Unitholder and its Representatives a reasonable opportunity to review and comment on the same prior to filing any such documents;

(b)           (i) cause the Partnership’s Representatives to supply all information reasonably requested by a Participating Unitholder, any Underwriter, or its Representatives in connection with the Registration Statement and (ii) provide each Participating Unitholder, any Underwriter and its Representatives with the opportunity to participate in the preparation of such Registration Statement and the related Prospectus;

(c)           if applicable, use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as a Participating Unitholder reasonably requests and do any and all other acts and things as may be reasonably necessary or advisable to enable a Participating Unitholder to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Partnership shall in no event be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any jurisdiction where it is not otherwise then so subject, (iii) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the Registration Statement or (iv) consent to general service of process in any jurisdiction where it is not then so subject;

(d)           notify each Participating Unitholder at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in a Registration Statement or the Registration Statement or amendment or supplement relating to such Registrable Securities contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Partnership will promptly prepare and file with the SEC a supplement or amendment to such prospectus and Registration Statement (and comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner) so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)           advise any Underwriter(s) and each Participating Unitholder promptly of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or “blue sky” laws, the Partnership shall use its reasonable best efforts to obtain the withdrawal or lifting of such order as promptly as practicable;

(f)            use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of the Partnership to enable each Participating Unitholder to consummate the disposition of such Registrable Securities; provided, however, that the Partnership shall in no event be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any jurisdiction where it is not otherwise then so subject, (iii) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the Registration Statement or (iv) consent to general service of process in any jurisdiction where it is not then so subject;

(g)           enter into customary agreements and use reasonable best efforts to take such other actions as are reasonably requested by each Participating Unitholder and are consistent with the other obligations of the Partnership hereunder in order to expedite or facilitate any underwritten offering;

(h)           if requested by a Participating Unitholder, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, and subject to the provisions of this Agreement, such information as such Participating Unitholder may reasonably request to have included therein, including any terms of the underwritten offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Partnership is notified of the matters to be included in such prospectus supplement or post-effective amendment;

(i)            otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, within the required time period, an earnings statement covering a period of 12 months, beginning with the first fiscal quarter after the effective date of the Registration Statement relating to such Registrable Securities (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

(j)            use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

(k)           cooperate with any Participating Unitholder and any Underwriter to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold under the Registration Statement in a form eligible for deposit with The Depository Trust Company not bearing any restrictive legends and not subject to any stop transfer order with any transfer agent, and cause such Registrable Securities to be issued in such denominations and registered in such names as the lead Unitholder may request in writing in connection with the closing of any sale of Registrable Securities;

(l)            use its reasonable best efforts to cause such Registrable Securities to be listed or quoted on the Agreed Securities Exchange or, if Common Units are not then listed on the Agreed Securities Exchange, then on such other securities exchange or national quotation system on which the Common Units are then listed or quoted; and

(m)          the Partnership will cooperate with each Participating Unitholder and each Underwriter in effecting any underwritten offering as promptly as reasonably practicable following receipt of an Underwritten Offering Request.  In connection with any underwritten offering (i) under Section 2.1(b), the Devon Parties shall be entitled to select the managing Underwriter or Underwriters and (ii) under Section 2.2, the Partnership shall be entitled to select the managing Underwriter or Underwriters. The Partnership shall reasonably assist such managing Underwriter or Underwriters in their efforts to sell Registrable Securities pursuant to such underwritten offering and shall make senior executives with appropriate seniority and expertise reasonably available for customary “road show” or other presentations during the marketing period for such Registrable Securities. In furtherance of the foregoing, the Partnership will use its reasonable best efforts to obtain and deliver to each Underwriter and Participating

Unitholder a comfort letter from the independent registered public accounting firm for the Partnership (and additional comfort letters from the independent registered public accounting firm for any company acquired by the Partnership whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters as are customarily covered by comfort letters as such Underwriter and Participating Unitholder may reasonably request. The Partnership will use its reasonable best efforts to obtain and deliver to each Underwriter and Unitholder a 10b-5 statement and legal opinion from the Partnership’s counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions delivered to Underwriters in underwritten offerings as such Underwriter and/or Participating Unitholder may reasonably request.

2.4          Conditions to Offerings.

(a)           The obligations of the Partnership to take the actions contemplated by Section 2.1 and Section 2.2 with respect to an offering of Registrable Securities will be subject to the following conditions:

(i)            the Partnership may require any Participating Unitholder to furnish to the Partnership such information regarding each Participating Unitholder, the Registrable Securities or the distribution of such Registrable Securities as the Partnership may from time to time reasonably request in writing, in each case to the extent reasonably required by the Securities Act and the rules and regulations promulgated thereunder, or under state securities or “blue sky” laws; and

(ii)           each Participating Unitholder, together with the Partnership and any other holders of the Partnership’s securities proposing to include securities in any underwritten offering, will enter into a customary underwriting agreement with the Underwriter or Underwriters selected for such underwriting, as well as such other documents customary in similar offerings.

(b)           Each Participating Unitholder agrees that, upon receipt of any notice from the Partnership of the happening of any event of the kind described in Section 2.3(d) or 2.3(e) or a condition described in Section 2.5, such Participating Unitholder will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering the sale of such Registrable Securities until such Participating Unitholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.3(d) or notice from the Partnership of the termination of the stop order or Suspension Period.

2.5          Suspension Period.

(a)           Notwithstanding anything to the contrary contained in this Agreement, if the Partnership determines in good faith (because of the existence of, or in anticipation of, any acquisition, financing activity or other transaction involving the Partnership, the unavailability of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Partnership) that effecting an underwritten offering would be materially detrimental to the Partnership or the holders of its Common Units, then the Partnership shall be entitled to postpone any such underwritten offering for a reasonable period of time not to exceed 60 consecutive days (or a longer period of time with the prior written consent of the Unitholders, which consent shall not be unreasonably withheld) or 105 days in the aggregate in any 365-day period (a “Suspension Period”). In the event of any such suspension pursuant to this Section 2.5(a), the Partnership shall furnish to each Participating Unitholder a written notice setting forth the estimated length of the anticipated delay. The Partnership will notify each Participating Unitholder promptly upon the termination of the Suspension Period. Upon notice by the Partnership to the Participating Unitholders of any determination to commence a Suspension Period, each Participating Unitholder shall, except as required by applicable Law, including any disclosure obligations under Section 13 of the Exchange Act, keep the fact of any such Suspension Period strictly confidential, and during any Suspension Period, promptly halt any offer, sale (including sales pursuant to Rule 144), trading or transfer of any Common Units for the duration of the Suspension Period until the Partnership has provided notice that the Suspension Period has been terminated.

(b)           After the expiration of any Suspension Period and without any further request from a holder of Equity Interests, the Partnership shall as promptly as reasonably practicable prepare a Registration Statement or post-effective amendment or supplement to the applicable shelf Registration Statement or Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include a material misstatement or omission or be not effective and useable for resale of Registrable Securities.

2.6          Registration Expenses.  All fees and expenses incurred by the Participating Unitholders applicable to Registrable Securities offered for Unitholder’s account in an underwritten offering (including underwriting discounts and commissions and fees and expenses of Unitholder’s counsel) will be borne by the Participating Unitholders.  All other reasonable fees and expenses incident to an underwritten offering, including all fees and expenses incurred by the Partnership in complying with securities or “blue sky” laws, printing expenses, messenger and delivery expenses, any registration or filing fees payable under any federal or state securities or “blue sky” laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees of the Financial Industry Regulatory Authority, reasonable fees and disbursements of counsel for the Partnership, its independent registered certified public accounting firm and any other public accountants who are required to deliver comfort letters (including the expenses required by or incident to such performance), transfer taxes, fees of transfer agents and registrars, the fees and out of pocket expenses of other Persons retained by the Partnership (collectively, the “Offering Expenses”) will be borne (i) in the event the underwritten offering includes only Registrable Securities offered for the Participating Unitholders’ account, by the Participating Unitholders, and (ii) in the event the underwritten offering includes Registrable Securities offered for the Participating Unitholders account and Common Units offered for the Partnership’s own account or for the account of holders of Common Units other than the Participating Unitholders, pro rata based on the percentage of the total amount of Common Units offered for the Participating Unitholders’ account and the percentage of the total amount of Common Units offered for the Partnership’s own account or for the account of holders of Common Units other than the Participating Unitholders.

2.7          Indemnification; Contribution.

(a)           By the Partnership.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Participating Unitholder thereunder, its directors, officers, managers, employees and agents and each Person, if any, who controls such Participating Unitholder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Participating Unitholder Indemnified Persons”), against any Losses, joint or several, to which such Participating Unitholder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Participating Unitholder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Participating Unitholder Indemnified Person in writing specifically for use in the Registration Statement or such other registration statement, or prospectus supplement, as applicable.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Participating Unitholder Indemnified Person, and shall survive the transfer of such securities by such Participating Unitholder.

(b)           By Each Participating Unitholder.  Each Participating Unitholder agrees severally and not jointly to indemnify and hold harmless the Partnership, the General Partner, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Participating Unitholders, but only with respect to information regarding such Participating Unitholder furnished in writing by or on behalf of such Participating Unitholder expressly for inclusion in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Participating Unitholder shall not be greater in amount than the dollar amount of the proceeds (net of any underwriting discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities (“Selling Expenses”)) received by such Participating Unitholder from the sale of the Registrable Securities giving rise to such indemnification.

(c)           Notice.  Promptly after receipt by a Party hereunder of notice of the commencement of any action (such Party, an “Indemnified Party”), such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any Indemnified Party other than under this Section 2.7 except to the extent that the indemnifying party is materially prejudiced by such failure.  In any action brought against any Indemnified Party, it shall notify the indemnifying party of the commencement thereof.  The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such Indemnified Party and, after notice from the indemnifying party to such Indemnified Party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such Indemnified Party under this Section 2.7 for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) if the defendants in any such action include both the Indemnified Party and the indemnifying party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or additional to those available to the indemnifying party, or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the indemnifying party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.  Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any Indemnified Party with respect to which such Indemnified Party is entitled to indemnification hereunder without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, and does not contain an admission of wrongdoing by, the Indemnified Party.

(d)           Contribution.  If the indemnification provided for in this Section 2.7 is held by a court or government agency of competent jurisdiction to be unavailable to any Indemnified Party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such Indemnified Party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Participating Unitholder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Participating Unitholder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of the indemnifying party on the one hand and the Indemnified Party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein.  The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss that is the subject of this paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

2.8          Rule 144.  The Partnership agrees that it will use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and take such further action as Unitholder reasonably may request (including providing Unitholder with such information as may be required in order to enable Unitholder to make sales within the limitation of the exemptions provided by Rule 144), all to the extent required from time to time to enable Unitholder to sell Registrable Securities pursuant to the exemptions provided by Rule 144.

ARTICLE III
TRANSFER RESTRICTIONS

3.1          Unrestricted Transfers.  Any Unitholder may at any time transfer to any other Person any Common Units (or, if applicable, Class B Common Units).  The rights to cause the Partnership to register Registrable Securities granted to the Unitholders by the Partnership under Article II may be transferred or assigned by a Unitholder to one or more transferee(s) or assignee(s) of such Registrable Securities (or, if applicable, Class B Common Units) who (a) are Affiliates of such Unitholder, or (b) hold, collectively with its or their Affiliates, after giving effect to such transfer or assignment, at least $25 million of Registrable Securities; provided, that if the Unitholder desires to assign its rights hereunder to such transferee, the Partnership shall be given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and the proposed transferee of such Common Units shall have executed and delivered to the Partnership a joinder to this Agreement, substantially in the form attached hereto as Exhibit A, which shall provide that such proposed transferee shall be a “Unitholder” for purposes of this Agreement.

ARTICLE IV
GENERAL PROVISIONS

4.1          Notices.  Any notice or other communication required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person; (b) upon confirmation of receipt when transmitted by an electronic transmission device (but only if followed by transmittal by national overnight courier or by hand for delivery on the next Business Day); or (c) on the next Business Day if transmitted by national overnight courier, in each addressed as follows:

If to the Partnership, to:

Crosstex Energy, L.P.

2501 Cedar Springs Rd.

Dallas, Texas 75201

Telephone: (214) 953-9500

Facsimile: (214) 953-9501

Attention:  General Counsel

And a copy to (which shall not constitute notice):

Baker Botts L.L.P.

2001 Ross Avenue, Suite 700

Dallas, Texas 75201

Telephone: (214) 953-6500

Facsimile: (214) 661-4634

Attention: Douglass M. Rayburn

If to any Devon Party, to:

Devon Energy Corporation

333 W. Sheridan Avenue

Oklahoma City, Oklahoma 73102

Telephone: (405) 228-2800

Facsimile: (405) 552-1400

Attention:  General Counsel

And a copy to (which shall not constitute notice):

Vinson & Elkins LLP

1001 Fannin, Suite 2500

Houston, Texas 77007

Telephone: (713) 758-3708

Facsimile: (713) 615-5861

Attention: David P. Oelman and E. Ramey Layne

4.2          Expenses.  Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

4.3          Amendments; Waivers.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Partnership and Devon Parties or, in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.4          Interpretation.  In this Agreement, except as context may otherwise require, references:

(a)           to the Preamble, Recitals, Sections, or Exhibits are to the Preamble to, a Recital or Section of, or Exhibit to, this Agreement;

(b)           to this Agreement are to this Agreement and the Exhibits to it, taken as a whole;

(c)           to any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof); and to any section of any statute or regulation include any successor to the section;

(d)           to any Governmental Entity includes any successor to that Governmental Entity;

(e)           to a Person are also to its permitted successors and assigns;

(f)            to the words “hereby,” “herein,” “hereof,” “hereunder,” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section;

(g)           to the words “include,” “includes,” or “including,” are to be deemed followed by the words “without limitation.” Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require;

(h)           the table of contents and article and section headings are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement; and

(i)            this Agreement is the product of negotiation by the Parties, having the assistance of counsel and other advisers. The parties intend that this Agreement not be construed more strictly with regard to one Party than with regard to the other Party.

4.5          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

4.6          Facsimiles; Counterparts.  Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., .pdf) shall be deemed binding for all purposes hereof, without delivery of an original signature page being thereafter required.  This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

4.7          Entire Understanding; No Third-Party Beneficiaries.  This Agreement and the Schedules and Exhibits hereto constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter of this Agreement.  This Agreement shall be binding upon and inure solely to the benefit of each Party and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that each Party agrees that any Participating Unitholder Indemnified Party shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Participating Unitholder Indemnified Party.  Only the parties that are signatories to this Agreement (and their permitted successors and assigns) shall have any obligation or liability under, in connection with, arising out of, resulting from or in any way related to this Agreement or any other matter contemplated hereby or the process leading up to the execution and delivery of this Agreement and the transactions contemplated hereby, subject to delivery of this Agreement and such transactions and other provisions of this Agreement.

4.8          Governing Law.

(a)           THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN DELAWARE, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT SUCH PRINCIPLES WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(b)           The parties irrevocably submit to the exclusive personal jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such a Delaware state or Federal court. The parties consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.1 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(c)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.8(c).

4.9          Assignment.  This Agreement shall inure the benefit of and be binding upon the successors and assigns of the Parties, including subsequent holders of Registrable Securities to the extent permitted herein.

4.10        Books and Records; Financial Information.

(a)           The Partnership shall provide to the Devon Parties access to the Partnership’s books and records to the extent reasonably necessary to prepare financial statements of the Devon Parties and their Affiliates in such forms and covering such periods as may be required by any applicable securities laws to be filed with the SEC by the Devon Parties as a result of the transactions contemplated by this Agreement.  The Partnership shall use reasonable best efforts to cause its independent accountants to provide any consent necessary to the filing of such financial statements with the SEC and to provide such customary representation letters as are necessary in connection therewith.  Until such time as the Common Units held by Unitholders equal less than three percent (3%) of the issued and outstanding Common Units, the Partnership’s obligations under this Section 4.10 shall include the obligation to provide the Devon Parties with the accounting and financial information set forth on Schedule I.

(b)           The Partnership hereby consents to the inclusion or incorporation by reference of the financial statements of the Partnership in any registration statement, report or other filing of the Devon Parties or any of their Affiliates as to which any Devon Unitholder reasonably determines that such financial statements are required to be included or incorporated by reference to satisfy any rule or regulation of the SEC or to satisfy relevant disclosure obligations under the Securities Act or the Exchange Act.  The Partnership shall use reasonable best efforts to cause its independent auditors to consent to the inclusion or incorporation by reference of its audit opinion with respect to any of the financial statements of the Partnership in any such registration statement, report or other filing of the Devon Parties or their Affiliates, and the Partnership shall cause representation letters, in form and substance reasonably satisfactory to its independent auditors, to be executed and delivered to the independent auditors in connection with obtaining any such consent.

(c)           The Partnership shall provide access to its books and records as may be reasonably necessary for the Devon Parties or any of their Affiliates, or any of their respective advisors or representatives, to conduct customary due diligence with respect to the financial statements of the Partnership in connection with any offering of securities by any Unitholder or any of their Affiliates or to enable an accounting firm to prepare and deliver a customary comfort letter with respect to financial information relating to the Partnership.

(d)           The Devon Parties and their Affiliates shall not, directly or indirectly, disclose to any Person any confidential Information provided to the Devon Parties pursuant to this Section 4.10 (“Information”), which has not become generally available to the public, other than as a result of a breach of this Agreement.  Notwithstanding the foregoing, (A) in the event that the Devon Parties or any of their Affiliates are required by Law or applicable stock exchange rules to disclose any Information, such Party shall (1) notify the Partnership as promptly as practicable of the existence, terms and circumstances surrounding such a request, so that the Partnership may either waive such Party’s compliance with the terms of this Section 4.10 or seek an appropriate protective order or other remedy and (2) if the Partnership seeks such a protective order, to provide such cooperation as the Partnership may reasonably request (at the Partnership’s sole expense) and (B) the Parties acknowledge and agree that any Devon Unitholder that holds at least three percent (3%) of the outstanding Common Units shall be required to include or incorporate into its financial statements the financial information described on Schedule I and nothing in this Section 4.10(d) shall limit or restrict the ability of any such Devon Unitholder to publicly disclose such Information to the extent included or incorporated into the financial statements of such Unitholder. In the event that the Partnership waives compliance (in whole or in part) with the terms of this Section 4.10, or such protective order or other remedy is denied, as a result of which such Devon Unitholder is nonetheless legally compelled to disclose such Information, the Devon Unitholder, as the case may be, shall furnish only that portion of the Information that its legal counsel advises is legally required, and the Devon Unitholder shall exercise its reasonable best efforts to preserve the confidentiality of the remainder of the Information.  In no event shall a Devon Unitholder oppose action by the Partnership to obtain a protective order or other relief to prevent the disclosure of Information or to obtain reliable assurance that confidential treatment will be afforded the Information.

4.11        Specific Performance.  The Parties acknowledge and agree that each would be irreparably damaged in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any non-performance or breach of this Agreement by any Party could not be adequately compensated by money damages alone and that the Parties would not have any adequate remedy at law. In the event of any breach or threatened breach by any Party of any provisions contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such provisions, and (b) an injunction restraining such breach or threatened breach. Neither Party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.11, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.  The Parties further agree that they shall not object to the granting of an injunctive relief on the basis that adequate remedy at law may exist.

4.12        Termination.  This Agreement shall terminate with respect to the Devon Parties upon the first date on which the Devon Parties and any other Unitholders that are an Affiliate of the Devon Parties ceases to hold any Registrable Securities. Nothing in this Agreement shall be deemed to release any Party from any liability for any willful and material breach of this Agreement occurring prior to any termination hereof or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DEVON ENERGY CORPORATION

By:	/s/ Darryl G. Smette
Name:	Darryl G. Smette
Title:	Executive Vice President, Marketing, Midstream
and Supply Chain

DEVON GAS SERVICES, L.P.

By:	Devon Gas Operating, Inc., its general partner

By:	/s/ Darryl G. Smette
Name:	Darryl G. Smette
Title:	Executive Vice President

SOUTHWESTERN GAS PIPELINE, INC.

By:	/s/ Darryl G. Smette
Name:	Darryl G. Smette
Title:	Executive Vice President

CROSSTEX ENERGY, L.P.

By:	Crosstex Energy GP, LLC, its general partner

By:	/s/ Michael J. Garberding
Name:	Michael J. Garberding
Title:	Executive Vice President and Chief Financial
Officer

SIGNATURE PAGE TO UNITHOLDER AGREEMENT

Schedule I

Accounting and Financial Information

Requirements to satisfy S-X 3-05

•                  Provide the following financial statements as promptly as practicable after closing:

•                  Audited annual financial statements from the Partnership’s most recent Form 10-K

•                  Unaudited interim financial statements for the most recent quarter-end

Requirements to satisfy S-X 3-09

•                  Provide audited annual financial statements for each subsequent annual period

•                  Provide in draft form when available; provide in final form with auditors’ report when finalized

Requirements for the Devon Parties and their Affiliates’ accounting

•                  Provide estimated income at the end of each calendar quarter, using reasonable best efforts to provide such information no later than the 9th Business Day following the end of the quarter, and in no event later than the 12th Business Day following the end of the quarter

Requirements related to income taxes

•                  Unless otherwise provided in the Contribution Agreement, upon the written request of the Devon Parties, provide good faith estimates of the following at the end of each calendar quarter, no later than the 21st calendar day following the end of the quarter

•                  Qualifying income calculation

•                  Projection of net taxable income of the Partnership for the full year

Requirements for the Devon Parties or their Affiliates footnote and MD&A preparation

•                  Provide draft Form 10-Q within 20 business days following the end of a calendar quarter

•                  Provide draft Form 10-K within 30 business days following the end of a calendar year

•                  Provide updated drafts and final versions when available; updated drafts should be in a blacklined PDF or in a Word version

Requirements related to the Devon Parties and their Affiliates debt and equity offerings

•                  Provide assistance with obtaining consent from the Partnership’s auditor, for example:

•                  Respond to inquiries

•                  Sign management representation letters

•                  Provide updated financial information

Exhibit A

Form of Joinder

The undersigned is executing and delivering this Joinder Agreement (this “Joinder Agreement”) pursuant to the Unitholder Agreement, dated as of March 7, 2014 (the “Unitholder Agreement”), by and among Devon Energy Corporation, Devon Gas Services, L.P., Southwestern Gas Pipeline, Inc., Crosstex Energy GP, LLC, and Crosstex Energy, L.P.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Unitholder Agreement.

By executing and delivering this Joinder Agreement to the Unitholder Agreement, the undersigned hereby agrees to become a party to, be bound by, and comply with the provisions of the Unitholder Agreement as a “Unitholder” thereunder.

Accordingly, in consideration of the mutual covenants and agreements set forth in the Unitholder Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned has executed and delivered this Joinder Agreement as of the          day of           , 20    .

[UNITHOLDER]

By:
Name:
Title: